Filed pursuant to Rule to 424(b)(7)
Registration Statement No. 333-270326

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated September 11, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 7, 2023)

32,400,000

Ordinary Shares

GE Capital US Holdings, Inc. (the “selling shareholder”) is offering 32,400,000 ordinary shares, par value €0.01 per share, of AerCap Holdings N.V. (our “ordinary shares”). We will not receive any of the proceeds from the sale of the ordinary shares offered hereby.

Our ordinary shares are listed on The New York Stock Exchange (the “NYSE”) under the symbol “AER.” On September 8, 2023, the closing sale price of our ordinary shares on the NYSE was $61.83 per ordinary share. You are urged to obtain current market quotations for our ordinary shares.

The underwriters have an option to purchase up to 4,860,000 additional ordinary shares from the selling shareholder (the “underwriters’ option”).

Subject to the completion of this offering, we intend to purchase from the underwriters 12,150,000 of the ordinary shares offered in this offering at the price at which the underwriters purchase the ordinary shares from the selling shareholder in this offering, subject to certain limitations, plus a corresponding portion of any additional shares purchased by the underwriters pursuant to the underwriters’ option (the “concurrent share repurchase”). See “Underwriting — Concurrent Share Repurchase.”

Investing in our ordinary shares involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and any risk factors described in the documents we incorporate by reference herein.

Price: $     Per Share

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Selling Shareholder
Per Share	$	$	$
Total	$	$	$

(1)	No underwriting discount will be paid on the ordinary shares sold to us pursuant to the concurrent share repurchase.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the 32,400,000 ordinary shares sold in this offering against payment therefor in U.S. dollars in New York, New York on                 , 2023.

Joint Bookrunning Managers

Goldman Sachs & Co. LLC	Citigroup	Barclays	BofA Securities	J.P. Morgan

Prospectus Supplement dated                 , 2023

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

We, the selling shareholder and the underwriters are responsible only for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. None of we, the selling shareholder or the underwriters have authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. The selling shareholder and the underwriters are not making offers to sell, or seeking offers to buy, ordinary shares in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates, and any information we, the selling shareholder and the underwriters have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus or of any sale of the ordinary shares.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus in making your investment decision. To fully understand this offering, you should also read all of these documents, including those referred to under the caption “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. Investors should carefully review the risk factors relating to us in the section captioned “Risk Factors” herein, in the section captioned “Risk Factors” in the accompanying prospectus, in Item 3 of AerCap’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 2, 2023 (AerCap’s “2022 Annual Report”), and in AerCap’s Reports on Form 6-K furnished to the SEC from time to time incorporated by reference herein. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement shall control. As used in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “AerCap,” “we,” “us,” “our” and “the Company” include AerCap Holdings N.V. and its consolidated subsidiaries.

This prospectus supplement (i) has not been prepared in accordance with and is not a “prospectus” or a “supplement” for the purposes of either Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) or Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”), (ii) has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of either the Prospectus Regulation or the UK Prospectus Regulation and (iii) is referred to as a “prospectus supplement” because this is the terminology used for such an offer document in the United States.

This prospectus supplement has been prepared on the basis that any offer of ordinary shares in any Member State of the European Economic Area to which the Prospectus Regulation applies (each, a “Relevant Member State”) or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation or the UK Prospectus Regulation, as applicable, from the requirement to publish a prospectus for offers of our ordinary shares. Accordingly any person making or intending to make an offer in that Relevant Member State or the United Kingdom of the ordinary shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us, the selling shareholder or the underwriters to publish a prospectus pursuant to the Prospectus Regulation or the UK Prospectus Regulation, as applicable, or supplement a prospectus pursuant to the Prospectus Regulation or the UK Prospectus Regulation, as applicable, in each case, in relation to such offer. None of us, the selling shareholder or the underwriters has authorized, nor do we or they authorize, the making of any offer of ordinary shares in circumstances in which an obligation arises for us, the selling shareholder or the underwriters to publish or supplement a prospectus for such offer.

S-ii

Except as otherwise noted, all dollar amounts in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are in U.S. dollars. The consolidated financial statements of the Company incorporated by reference herein have been prepared in accordance with U.S. generally accepted accounting principles.

S-iii

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders (including the selling shareholder) are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of shares. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person, including any beneficial owner, to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus supplement.

The following documents filed with or furnished to the SEC by us are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on March 2, 2023;

•	AerCap’s Reports on Form 6-K, furnished to the SEC on March 7, 2023, March 9, 2023, March 13, 2023, May 2, 2023, May 31, 2023, June 6, 2023, July 31, 2023, September 5, 2023 and September 7, 2023; and

•

the description of AerCap’s ordinary shares, par value €0.01 per share, contained in Exhibit 2.48 to AerCap’s Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on March 2, 2023.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports on Form 6-K that we furnish to the SEC, in each case prior to the completion or termination of this offering, shall be incorporated by reference in this prospectus supplement and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein, in any free writing prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-iv

FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus supplement, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make lease payments to us;

•

our ability to successfully negotiate flight equipment (which includes aircraft, engines and helicopters) purchases, sales and leases, to collect outstanding amounts due and to repossess flight equipment under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aviation leasing and aviation asset management services;

•

the continued impacts of the Russian invasion of Ukraine and continued conflict in that area, including the resulting sanctions by the United States, the European Union, the United Kingdom and other countries, on our business and results of operations, financial condition and cash flows;

•

the rate of recovery in air travel related to the Covid-19 pandemic, the aviation industry and global economic conditions; the potential impacts of the pandemic and responsive government actions on our business and results of operations, financial condition and cash flows;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	development of increased government regulation, including travel restrictions, sanctions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	a downgrade in any of our credit ratings;

•	competitive pressures within the industry;

•	regulatory changes affecting commercial flight equipment operators, flight equipment maintenance, engine standards, accounting standards and taxes; and

•

the risks described or referred to in “Risk Factors” in this prospectus supplement, in the accompanying prospectus, in AerCap’s 2022 Annual Report and in AerCap’s Reports on Form 6-K furnished to the SEC from time to time and incorporated by reference herein.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus supplement and the accompanying prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” herein, in the accompanying prospectus, in our 2022 Annual Report incorporated by reference herein and in any Report on Form 6-K furnished to the SEC from time to time incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

S-v

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus supplement carefully together with the information incorporated by reference herein, including “Risk Factors” and the financial statements, and notes related thereto, incorporated by reference in this prospectus supplement, before making an investment decision.

Our Business

We are the global leader in aviation leasing with a portfolio consisting of 3,467 aircraft, engines (including engines owned and managed by our Shannon Engine Support Ltd. joint venture) and helicopters that were owned, on order or managed as of June 30, 2023. We provide a wide range of assets for lease, including narrowbody and widebody aircraft, regional jets, freighters, engines and helicopters. We focus on acquiring in-demand flight equipment at attractive prices, funding them efficiently, hedging interest rate risk prudently and using our platform to deploy these assets with the objective of delivering superior risk-adjusted returns. We believe that by applying our expertise, we will be able to identify and execute on a broad range of market opportunities that we expect will generate attractive returns for our investors. We have the infrastructure, expertise and resources to execute a large number of diverse transactions in a variety of market conditions. Our teams of dedicated marketing and asset trading professionals have been successful in leasing and managing our asset portfolio. During the six months ended June 30, 2023, we executed 467 aviation asset transactions.

As of June 30, 2023, we owned 1,552 aircraft and managed 181 aircraft. During the three and six months ended June 30, 2023, our owned aircraft utilization rate was 98%, calculated based on the number of days each aircraft was on lease during the periods, weighted by the net book value of the aircraft. We lease most of our aircraft to airlines under operating leases. Under these leases, the lessee is responsible for the maintenance and servicing of the equipment during the lease term and we receive the benefit, and assume the risks, of the residual value of the equipment at the end of the lease. We also owned or managed approximately 1,000 engines (including engines owned and managed by our Shannon Engine Support Ltd. joint venture) and over 300 owned helicopters. As of June 30, 2023, we had 399 new aircraft on order. The average age of our fleet of 1,552 owned aircraft, weighted by net book value, was 7.3 years as of June 30, 2023.

For more information on our business, please refer to “Information on the Company” in Item 4 of our 2022 Annual Report, which is incorporated by reference herein.

SUMMARY OF THE OFFERING

The summary below contains basic information about this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the full text and more specific details contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless otherwise indicated or the context suggests otherwise, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional ordinary shares.

Selling Shareholder:	GE Capital US Holdings, Inc. See “Selling Shareholder.”

Total Ordinary Shares Offered:	32,400,000 ordinary shares.

Option to Purchase Additional Ordinary Shares From the Selling Shareholder:	4,860,000 ordinary shares.

Use of Proceeds:	We will not receive any proceeds from sales of the ordinary shares offered hereby.

Concurrent Share Repurchase:	In March 2023, our board of directors approved a share repurchase program authorizing total repurchases of up to $500 million of our ordinary shares (the “March Share Repurchase Program”). On March 13, 2023, we completed the repurchase of 8,788,890 of our ordinary shares from GE at a price of $56.89 per ordinary share, utilizing the entirety of the available capacity for share repurchases under the March Share Repurchase Program.

On April 26, 2023, our board of directors approved a share repurchase program authorizing total repurchases of up to $500 million of our ordinary shares through September 30, 2023 (the “April Share Repurchase Program”). On July 31, 2023, we announced that our board of directors approved additional repurchases of up to $500 million of our ordinary shares through December 31, 2023 (the “July Share Repurchase Program”). On September 7, 2023, we announced that our board of directors approved further additional repurchases of up to $650 million of our ordinary shares (the “September Share Repurchase Program” and, together with the April Share Repurchase Program and the July Share Repurchase Program, the “Share Repurchase Programs”). As of September 8, 2023, we had repurchased 6,014,716 ordinary shares under the Share Repurchase Programs for approximately $357.2 million, including the repurchase of 1,834,768 of our ordinary shares from GE. As a result, we had an aggregate capacity of $1.3 billion for share repurchases under our Share Repurchase Programs as of September 8, 2023. Repurchases under the Share Repurchase Programs may be made through open market purchases or privately negotiated transactions in accordance with applicable U.S. federal securities laws.

Subject to the completion of this offering, we intend to purchase from the underwriters 12,150,000 of the ordinary shares offered in this offering at the price at which the underwriters purchase the ordinary shares from the selling shareholder in this offering, subject to certain limitations, plus a corresponding portion of any additional shares purchased by the underwriters pursuant to the underwriters’ option. See “Underwriting — Concurrent Share Repurchase .”

We intend to fund the concurrent share repurchase with cash on hand. If consummated, the concurrent share repurchase is being consummated pursuant to, and will reduce dollar-for-dollar available authorized capacity under, the Share Repurchase Programs.

Shares Outstanding After the Offering and the Share Repurchase:	219,398,669 ordinary shares.(1)

Percentage Ownership of the Selling Shareholder:	Prior to the completion of this offering and the concurrent share repurchase, the selling shareholder beneficially owned approximately 33.6% of our outstanding ordinary shares. Upon completion of this offering and the concurrent share repurchase, the selling shareholder will beneficially own approximately 20.7% of our outstanding ordinary shares (approximately 18.7% if the underwriters’ option is exercised in full). The foregoing beneficial ownership percentages are based on 231,548,669 outstanding ordinary shares as of September 8, 2023. See “Selling Shareholder.”

Lock-Up:	General Electric Company, on behalf of itself and each of its subsidiaries (including the selling shareholder), has agreed with the underwriters, subject to certain customary exceptions, not to dispose of or hedge any of our ordinary shares during the period from the date of this prospectus supplement until the date that is 90 days thereafter, except with the prior written consent of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and any one of Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, and we have agreed with the underwriters, subject to certain customary exceptions, not to dispose of or hedge any of our ordinary shares during the period from the date of this prospectus supplement until the date that is 90 days thereafter, except with the prior written consent of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and any one of Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC. See “Underwriting — No Sales of Similar Securities.”

Dividend Policy:	To date, we have not declared or paid any dividends on our ordinary shares. We intend to retain our future earnings to fund working capital, growth, debt repayments and additional share repurchases. We do not expect to pay dividends in the foreseeable future.

Risk Factors:	See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in our ordinary shares.

New York Stock Exchange Symbol:	“AER.”

(1)

The number of outstanding ordinary shares after the offering and share repurchase is based on 231,548,669 outstanding ordinary shares as of September 8, 2023 and AerCap repurchasing 12,150,000 of the ordinary shares included in this offering pursuant to the concurrent share repurchase.

RISK FACTORS

Investing in our ordinary shares involves risk. Those risks are specified below and in the section captioned “Risk Factors” in Item 3 of our 2022 Annual Report and any risk factors described in any Report on Form 6-K furnished to the SEC and incorporated by reference herein. You should carefully consider those risks together with the other information contained or incorporated by reference in this prospectus supplement before deciding to invest in our ordinary shares. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

The trading price of our ordinary shares may be volatile, and purchasers of our ordinary shares could incur substantial losses.

The market price of our ordinary shares may be subject to significant fluctuations in response to actual or anticipated variations in our operating results or other factors beyond our control. In addition, the securities markets have from time to time experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general market, economic and political conditions, such as recessions, tariffs or potential application thereof, loss of investor confidence or interest rate changes, may negatively affect our business and the market price of our ordinary shares. If any of the foregoing occurs, it could cause our share price to fall and may result in purchasers of our ordinary shares losing some or all of the value of their investment in our ordinary shares.

GE holds, and will continue to hold, a significant portion of our outstanding ordinary shares, which may limit the ability of our public shareholders to influence significant corporate decisions.

Currently, our largest shareholder is General Electric Company (together with its affiliates, “GE”), which owns approximately 33.6% of our ordinary shares. Upon completion of this offering, including the concurrent share repurchase, GE will beneficially own approximately 20.7% of our outstanding ordinary shares (approximately 18.7% if the underwriters’ option is exercised in full). The foregoing beneficial ownership percentages are based on 231,548,669 outstanding ordinary shares as of September 8, 2023.

Pursuant to the terms of the shareholders’ agreement between GE and AerCap, GE is entitled to nominate two directors for election to our board of directors for so long as it holds at least 10% of our ordinary shares. As a result of its share ownership and director nomination rights, GE may be able to significantly influence significant corporate matters and transactions, including mergers, acquisitions or dispositions, or the amendment of our articles of association. This concentration of ownership may delay, deter or prevent acts that would be favored by our public shareholders, such as a change of control transaction that would result in the payment of a premium to such shareholders.

Future sales by GE of our ordinary shares issued to GE in connection with the GECAS Transaction may negatively affect the market price of our ordinary shares.

The ordinary shares issued to GE in connection with the acquisition of GE Capital Aviation Services (the “GECAS Transaction”) were subject to a lock-up period that expired in stages over a nine to 15 month period following the completion of the GECAS Transaction. As a result, subject to compliance with applicable securities laws and regulation and, after the consummation of this offering, subject to the selling restrictions described under the caption “Underwriting—No Sales of Similar Securities,” GE is now permitted to sell the ordinary shares it holds. GE has agreed to certain selling restrictions in connection with this offering, as described herein under the caption “Underwriting—No Sales of Similar Securities,” which selling restrictions may be waived at any time by Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and any one of

Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC and will expire 90 days after the date of this prospectus supplement. Future sales by GE of our ordinary shares, or the perception in the market that those sales could occur, may negatively affect the price of our ordinary shares.

We do not expect to pay any dividends in the foreseeable future.

In the past we have not paid dividends on our ordinary shares. We do not currently intend to pay dividends on our ordinary shares. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our ordinary shares may be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ordinary shares offered hereby.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our ordinary shares. We intend to retain our future earnings to fund working capital, growth, debt repayments and additional share repurchases. We do not expect to pay dividends in the foreseeable future.

SELLING SHAREHOLDER

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of September 8, 2023 by the selling shareholder, before and after giving effect to this offering, including the concurrent share repurchase. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC based on 231,548,669 outstanding ordinary shares as of September 8, 2023.

			Without Option			With Option
	Shares Beneficially Owned Prior to This Offering		Shares Being Sold in This Offering	Shares Beneficially Owned After This Offering		Shares Being Sold in This Offering	Shares Beneficially Owned After This Offering
	Number	Percent	Number	Number	Percent	Number	Number	Percent
Name of Selling Shareholder:
GE Capital US Holdings, Inc.(1)	77,876,342	33.6%	32,400,000	45,476,342	20.7%	37,260,000	40,616,342	18.7%

(1)

The ordinary shares to be sold by GE Capital US Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of General Electric Company, pursuant to this offering, any exercise of the underwriters’ option and the share repurchase may come from General Electric Company, GE Capital US Holdings, Inc. or GE Capital Global Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of General Electric Company. The selling shareholder has informed us that General Electric Company shares voting and investment authority with respect to all of our ordinary shares it beneficially owns with GE Capital US Holdings, Inc. and GE Capital Global Holdings, LLC and, pursuant to Rule 13d-3 of the Exchange Act, is deemed to beneficially own all of our ordinary shares that GE Capital US Holdings, Inc. and/or GE Capital Global Holdings, LLC own. General Electric Company is a corporation incorporated under the laws of the State of New York. The principal businesses of General Electric Company, a multinational high-tech industrial company, are commercial and military aircraft engines and systems; wind and other renewable energy generation equipment and grid solutions; and gas, steam, nuclear and other power generation equipment. The address of General Electric Company is 1 River Road, Schenectady, NY 12345-6999; it also maintains executive offices at One Financial Center, Suite 3700, Boston, Massachusetts 02111. The address of GE Capital US Holdings, Inc. and GE Capital Global Holdings, LLC is 901 Main Avenue, Norwalk, Connecticut 06851.

Material Relationships with the Selling Shareholder

For information about our relationship with the selling shareholder, see “Major Shareholders and Related Party Transactions—Related party transactions” in Item 7 of our 2022 Annual Report, which is incorporated by reference herein.

DESCRIPTION OF ORDINARY SHARES

A summary description of our ordinary shares and related material provisions of our articles of association and of Book 2 of The Dutch Civil Code (Boek 2 van het Burgerlijk Wetboek), which governs the rights of holders of our ordinary shares, is set forth in the sections captioned “Memorandum and articles of association,” “Ordinary share capital,” “Issuance of ordinary shares” and “Preemptive rights” in Item 10 of our 2022 Annual Report, which is incorporated by reference herein. The descriptions are qualified in their entirety by reference to our articles of association, which are filed with the SEC as an exhibit to our 2022 Annual Report, and applicable law.

CERTAIN TAX CONSIDERATIONS

Certain tax considerations relating to an investment in our ordinary shares are set forth in the section captioned “Taxation” in Item 10 of our 2022 Annual Report, which report is incorporated by reference herein.

UNDERWRITING

Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated                 , 2023, each underwriter named below has severally agreed to purchase, and the selling shareholder has agreed to sell to such underwriter, the number of shares set forth opposite such underwriter’s name , which includes the ordinary shares that we intend to repurchase from the underwriters pursuant to the concurrent share repurchase.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
BofA Securities, Inc.
J.P. Morgan Securities LLC

Total	32,400,000

The underwriting agreement provides that the obligations of the underwriters to purchase the ordinary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the ordinary shares (other than those covered by the underwriters’ option to purchase additional ordinary shares described below) if they purchase any of the ordinary shares.

The selling shareholder has granted to the underwriters a 30-day option to purchase up to 4,860,000 additional ordinary shares from the selling shareholder at the public offering price less the underwriting discounts and commissions. To the extent the option is exercised, each underwriter must purchase a number of additional ordinary shares approximately proportionate to such underwriter’s initial purchase commitment. Any ordinary shares issued or sold under the option will be issued and sold on the same terms and conditions as the other ordinary shares that are the subject of this offering. The underwriters will not receive any underwriting discount for the ordinary shares being repurchased by us pursuant to the concurrent share repurchase.

Ordinary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. The underwriters may sell the ordinary shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters for whom they act as agents or to whom they may sell as principals. If all the ordinary shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The following table shows the underwriting discounts and commissions that the selling shareholder is to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ordinary shares.

	Per Ordinary Share	Total
		Without Option	With Option
Underwriting discounts and commissions paid by the Selling shareholder(1)	$	$	$

(1)	No underwriting discount will be paid on the ordinary shares sold to us pursuant to the concurrent share repurchase.

We estimate that the total expenses of this offering payable by us will be $            , including certain offering expenses we have agreed to pay on behalf of the selling shareholder incurred in connection with this offering.

We and the selling shareholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Concurrent Share Repurchase

Subject to the completion of this offering, the underwriters have reserved, and we intend to purchase from the underwriters, 12,150,000 ordinary shares offered in this offering, plus a corresponding portion of any additional shares purchased by the underwriters pursuant to the underwriters’ option, at a price per ordinary share equal to the lesser of (i) the price at which the underwriters purchase the ordinary shares from the selling shareholder in this offering and (ii) 110% of the lesser of (x) the closing price per ordinary share as reported on the NYSE on the date of the pricing of this offering and (y) the closing price per ordinary share as reported on the NYSE on the trading date immediately prior to the pricing of this offering.

No Sales of Similar Securities

We have agreed with the underwriters not to (i) offer, pledge, sell, contract to sell, sell any option or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and any one of Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, other than any ordinary shares issued upon the exercise of options or the vesting of equity awards granted under terms of any employee plan, benefit or compensation arrangement or employment agreement described in this prospectus supplement or the documents incorporated by reference herein. The foregoing restrictions will apply to AerCap for a period of 90 days from the date of this prospectus supplement.

General Electric Company, on behalf of itself and each of its subsidiaries (including the selling shareholder) (collectively, the “GE Restricted Parties”), has agreed with the underwriters, subject to certain customary limitations and exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of any class of shares of AerCap (collectively, the “Company Securities”) or any other securities convertible into or exercisable or exchangeable for any Company Securities (collectively, the “Restricted Securities”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Company Securities or such other securities, in cash or otherwise; (iii) file any registration statement with the SEC relating to the offering of any Restricted Securities; or (iv) publicly announce any intention to engage in any of the transactions described in clauses (i) through (iii) above; provided that clause (iv) will not apply to disclosure by a GE Restricted Party of its general intent with respect to its ordinary securities if such disclosure makes no reference to any specific transaction of the type described in clause (i), (ii) or (iii). The foregoing restrictions will apply to the GE Restricted Parties for a period of 90 days from the date of this prospectus supplement.

Price Stabilization, Syndicate Covering Transactions and Penalty Bids

In connection with the underwritten offering, the underwriters may purchase and sell shares of our ordinary shares in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. The underwriters must close out such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the underwritten offering. Stabilizing transactions consist of various bids for or purchases of our ordinary shares made by the underwriters in the open market prior to the completion of the underwritten offering.

The underwriters may also impose a penalty bid. This occurs when a broker or dealer repays to the underwriters a portion of the underwriting discounts or commissions received by it because the underwriters have repurchased shares sold by or for the account of such broker or dealer in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our ordinary shares. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

New York Stock Exchange Listing

The ordinary shares are currently listed on the NYSE under the symbol “AER.”

Electronic Offer, Sale and Distribution of Shares

The underwriters or certain securities dealers may distribute prospectus supplements and accompanying prospectuses by electronic means, such as e-mail. A prospectus supplement and accompanying prospectus in electronic format may be made available on websites maintained by one or more of the underwriters. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus supplement or accompanying prospectus or the registration statement of which the prospectus supplement or accompanying prospectus forms a part.

Taxation

Purchasers of our ordinary shares offered in this prospectus supplement may be required to pay registration taxes, stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase or other jurisdictions in which the purchaser of the shares is required to pay taxes.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us, to persons and entities with relationships with us, to the selling shareholder and to persons and entities with relationships with the selling shareholder, for which they received or will receive customary fees and expenses. In addition, affiliates of certain of the underwriters from time to time have acted or in the future may continue to act as agents and lenders to us and our affiliates and subsidiaries under our or their respective credit facilities, for which services the affiliates of the underwriters expect to receive customary compensation. For example, an affiliate of Citigroup Global Markets Inc. serves as administrative agent and collateral agent under certain of our revolving credit facilities, and an affiliate of BofA Securities Inc. serves as an arranger and/or a lender under certain of our term loans and revolving facilities, as described in our 2022 Annual Report.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of AerCap (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Relevant Member State, no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined in the Article 6 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having S-23 professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Ireland

This prospectus supplement and accompanying prospectus has not been prepared in accordance with and is not a “prospectus” for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Regulation and is referred to as a “prospectus” because this is the terminology used for such an offer document in the U.S. No action may be taken with respect to the ordinary shares in Ireland otherwise than in conformity with the provisions of (1) the European Union (Markets in Financial Instruments) Regulations 2017, including, without limitation, Regulations 5 thereof or any codes of conduct issued in connection therewith, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No. 648/2012 and all implementing measures, delegated acts and guidance in respect thereof and the provisions of the Investor Compensation Act 1998, (2) the Companies Act 2014, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (3) Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any rules or guidelines issued under section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (4) Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules or guidelines issued under section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong. The information contained in this prospectus supplement is for information purposes only and does not constitute an offer, solicitation, invitation or recommendation to subscribe for or purchase any share or other securities, other products or to provide any investment advice. You are advised to exercise caution in relation to this prospectus supplement. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and in the manner as permitted under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) and the SFO and any rules made under that Ordinance; (b) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O or (c) in circumstances which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation, offer or any other document relating to the shares has been or may be issued, circulated, distributed or has been or may be in the possession of any person for the purposes of issue, circulation and distribution in each case, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the C(WUMP)O and the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice of Recommendations of Investment Products).

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be listed or admitted to trading on the SIX Swiss Exchange (“SIX”) or on any other trading venue (the exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Certain legal matters in connection with the effectiveness of the registration statement will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, and certain legal matters in connection with the ordinary shares offered hereby will be passed upon for us by NautaDutilh N.V., the Netherlands. Certain legal matters relating to the offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York is acting as counsel to the selling shareholder.

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and subsidiaries as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2020 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

PROSPECTUS

AerCap Holdings N.V.

Up to 111,500,000 Ordinary Shares

This prospectus relates to the resale, from time to time, of up to 111,500,000 ordinary shares, par value €0.01 per share (“ordinary shares”), of AerCap Holdings N.V. (“AerCap”) by General Electric Company and/or one or more of its affiliates (collectively, “GE” or the “selling shareholder”). The names of any underwriters, broker-dealers or agents, the specific terms of the plan of distribution and any applicable underwriting discounts and commissions will be set forth in a supplement to this prospectus from time to time.

The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares offered pursuant to this prospectus or interests in such ordinary shares on any stock exchange, market or trading facility on which AerCap’s ordinary shares are traded, in private transactions or a combination thereof. These dispositions may be at fixed prices, at the prevailing market price at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any proceeds from sales of the ordinary shares offered by the selling shareholder pursuant to this prospectus.

Any underwriters, broker-dealers or agents that participate with the selling shareholder in a distribution of the ordinary shares may be considered “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions, discounts or profit received by them on the resale of the ordinary shares may be considered underwriting commissions and discounts under the Securities Act.

AerCap’s ordinary shares are listed on The New York Stock Exchange (the “NYSE”) under the symbol “AER.” On March 6, 2023, the closing sale price of AerCap’s ordinary shares on the NYSE was $61.60 per ordinary share. You are urged to obtain current market quotations for AerCap’s ordinary shares.

This prospectus describes the general manner in which these securities may be offered. The specific manner in which they may be offered will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision. This prospectus may not be used for sales of AerCap’s ordinary shares unless it is accompanied by a prospectus supplement.

Investing in AerCap’s ordinary shares involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, and any risk factors included in any accompanying prospectus supplement and in the reports filed by AerCap with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you invest in AerCap’s ordinary shares.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2023.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring you to those publicly filed documents that contain the information. The information incorporated by reference is not delivered with this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholder may sell up to a total of 111,500,000 ordinary shares, from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” We may also provide a prospectus supplement to add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before you decide to invest in our ordinary shares.

This prospectus and any accompanying prospectus supplements, or any free writing prospectus, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplements, any free writing prospectus or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

We are responsible only for the information contained or incorporated by reference in this prospectus or any prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell, or seeking offers to buy, our ordinary shares in any jurisdictions where offers or sales are not permitted.

Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “our,” “us,” “we,” “AerCap” or the “Company” include AerCap Holdings N.V. and its consolidated subsidiaries.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

1

COMPANY INFORMATION

AerCap is the global leader in aircraft leasing. AerCap focuses on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk prudently and using its platform to deploy these assets with the objective of delivering superior risk-adjusted returns. AerCap is a New York Stock Exchange-listed company under the ticker symbol “AER”. Our headquarters is located in Dublin, and we have offices in Shannon, Miami, Singapore, Memphis, Amsterdam, Shanghai, Dubai and other locations. We also have representative offices at the world’s largest aircraft manufacturers, Boeing in Seattle and Airbus in Toulouse.

AerCap was incorporated in the Netherlands with registered number 34251954 on July 10, 2006 as a public limited liability company (“naamloze vennootschap” or “N.V.”) under the Dutch Civil Code. AerCap’s principal executive offices are located at AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, its general telephone number is +353 1 819 2010, and its website address is www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus. Puglisi & Associates is AerCap’s authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

2

RISK FACTORS

Investing in our ordinary shares involves risk. Before you decide to buy our ordinary shares, you should read and carefully consider the risks and uncertainties discussed in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 2, 2023 and in Part II, Item 1A of each of our interim financial reports contained in our Current Reports on Form 6-K subsequently furnished to the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in our ordinary shares. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

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FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make lease payments to us;

•

our ability to successfully negotiate flight equipment (which includes aircraft, engines and helicopters) purchases, sales and leases, to collect outstanding amounts due and to repossess flight equipment under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aviation leasing and aviation asset management services;

•

the continued impacts of the Russian invasion of Ukraine and continued conflict in that area, including the resulting sanctions by the United States, the European Union, the United Kingdom and other countries, on our business and results of operations, financial condition and cash flows;

•

the rate of recovery in air travel related to the Covid-19 pandemic, the aviation industry and global economic conditions; the potential impacts of the pandemic and responsive government actions on our business and results of operations, financial condition and cash flows;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	development of increased government regulation, including travel restrictions, sanctions, regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	a downgrade in any of our credit ratings;

•	competitive pressures within the industry;

•	regulatory changes affecting commercial flight equipment operators, flight equipment maintenance, engine standards, accounting standards and taxes; and

•

the risks described or referred to in “Risk Factors” in this prospectus or any prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2022 and in our Reports on Form 6-K furnished to the SEC from time to time.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” in this prospectus or any prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein and in our Reports on Form 6-K furnished to the SEC from time to time incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including exhibits thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the ordinary shares that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents that we filed as exhibits to the registration statement, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the information reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus.

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INCORPORATION BY REFERENCE

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on March 2, 2023; and

•

the description of our ordinary shares, par value €0.01 per share, contained in Exhibit 2.48 to our Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on March 2, 2023.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, after the date of this prospectus until the offering of the ordinary shares terminates, shall be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ordinary shares offered by the selling shareholder.

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DESCRIPTION OF ORDINARY SHARES

A summary description of our ordinary shares and related material provisions of our articles of association and of Book 2 of The Dutch Civil Code (Boek 2 van het Burgerlijk Wetboek), which governs the rights of holders of our ordinary shares, is set forth in the sections captioned “Memorandum and articles of association,” “Ordinary share capital,” “Issuance of ordinary shares” and “Preemptive rights” in Item 10 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and filed with the SEC on March 2, 2023, which report is incorporated by reference herein. The descriptions are qualified in their entirety by reference to our articles of association, which are filed with the SEC as an exhibit to our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, and applicable law.

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SELLING SHAREHOLDER

We are registering the ordinary shares in order to permit the selling shareholder to offer our ordinary shares that it owns for resale from time to time. The selling shareholder beneficially owns 111,500,000 ordinary shares as of the date of this prospectus.

The following table sets forth information regarding the beneficial ownership of our ordinary shares by the selling shareholder. The selling shareholder may sell all, some or none of the ordinary shares beneficially owned by it, and therefore we cannot estimate either the number or the percentage of ordinary shares that will be beneficially owned by the selling shareholder following any offering or sale hereunder. See the section captioned “Plan of Distribution.”

Name of Selling Shareholder	Ordinary Shares	Ownership Percentage(1)
General Electric Company(2)	111,500,000	45.1%

(1)	Based on 247,045,317 shares outstanding as of March 6, 2023.
(2)

The ordinary shares to be sold by GE pursuant to this prospectus may be sold by General Electric Company, GE Capital US Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of General Electric Company, or GE Capital Global Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of General Electric Company. The selling shareholder has informed us that General Electric Company shares voting and investment authority with respect to all of our ordinary shares it beneficially owns with GE Capital US Holdings, Inc. and GE Capital Global Holdings, LLC and, pursuant to Rule 13d-3 of the Exchange Act, is deemed to beneficially own all of our ordinary shares that GE Capital US Holdings, Inc. and/or GE Capital Global Holdings, LLC own. General Electric Company is a corporation incorporated under the laws of the State of New York. The principal businesses of General Electric Company, a multinational high-tech industrial company, are commercial and military aircraft engines and systems; wind and other renewable energy generation equipment and grid solutions; and gas, steam, nuclear and other power generation equipment. The address of General Electric Company is 1 River Road, Schenectady, NY 12345-6999; it also maintains executive offices at 5 Necco Street, Boston, Massachusetts 02210. The address of GE Capital US Holdings, Inc. and GE Capital Global Holdings, LLC is 901 Main Avenue, Norwalk, Connecticut 06851.

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TAX CONSIDERATIONS

Certain tax considerations relating to an investment in our ordinary shares are set forth in the section captioned “Taxation” in Item 10 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 2, 2023, which report is incorporated by reference herein.

The discussions of tax considerations incorporated herein are general summaries and do not cover all tax matters that may be of importance to particular investors. All prospective investors are strongly urged to consult their own tax advisors about the tax consequences of an investment in our ordinary shares.

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PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of our ordinary shares that it owns or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded, in private transactions or a combination thereof. These dispositions may be at fixed prices, at prevailing market prices, at the time of sale at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of ordinary shares or interests therein:

•

underwritten public offerings, pursuant to which one or more underwriters may resell the ordinary shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sales;

•	“at the market” to or through market makers or into an existing market for the ordinary shares;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by the broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through derivative transactions or short sales;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	by pledge to secure debts and other obligations;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such ordinary shares at a stipulated price per ordinary share; or

•	a combination of any such methods of sale.

The selling shareholder may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus in privately negotiated or registered transactions. These transactions may involve the sale of ordinary shares by the selling shareholder by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, rights, warrants or other securities that are offered with, convertible into or exchangeable for ordinary shares.

If the applicable prospectus supplement indicates, in connection with derivative transactions, the broker-dealers, other financial institutions or third parties may sell ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the broker-dealer, other financial institution or third party may use ordinary shares pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use ordinary shares received from the selling shareholder in settlement of derivative transactions to close out any related open borrowing of ordinary shares.

In connection with the sale of our ordinary shares, the selling shareholder may loan or pledge, hypothecate or grant a security interest in the ordinary shares to broker-dealers, other financial institutions or third parties

11

which in turn may resell or otherwise transfer the ordinary shares. The selling shareholder may also enter into option or other transactions with broker-dealers, other financial institutions or third parties or enter into one or more derivative securities that in each case may involve the delivery to such broker-dealer, other financial institution or third party of ordinary shares offered by this prospectus, which may then resell or otherwise transfer the ordinary shares.

The selling shareholder may also enter into hedging transactions with broker-dealers or other financial institutions and the broker-dealers or other financial institutions may engage in short sales of the ordinary shares in the course of hedging the positions they assume with the selling shareholder, including, without limitation, in connection with distributions of the ordinary shares by those broker-dealers or other financial institutions.

This prospectus may be supplemented or amended from time to time to describe a specific plan of distribution and any related transactions.

The aggregate proceeds to the selling shareholder from the sale of the ordinary shares offered by it will be the purchase price of the ordinary shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from any offering or sale hereunder. The selling shareholder will pay all fees and expenses incidental to registering the ordinary shares, including any and all SEC filing or registration fees.

The selling shareholder also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

Any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the ordinary shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions, discounts or concessions, and other terms with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We and the selling shareholder may enter into agreements pursuant to which underwriters, dealers and agents who participate in the distribution of the ordinary shares may be entitled to indemnification by us or the selling shareholder against certain liabilities, including liabilities arising under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

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ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

AerCap is headquartered and has its principal executive offices in Ireland. As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States will be enforced by the courts in Ireland if the following general requirements are met:

(i) The United States court must have jurisdiction under Irish conflict of law rules. If the Irish courts determine that the jurisdiction of the United States court is not acceptable, then the judgment cannot be enforced or recognized in Ireland.

(ii) The judgment must be final and conclusive and the decree must be final and unalterable in the court that produces it. The enforcement of a judgment under appeal in the United States will normally be stayed in Ireland pending the outcome of the appeal.

(iii) When enforcing an in personam judgment (action against a specific person as opposed to a judgment specific to an asset), the amount in question must be a definite sum of money.

(iv) Once the United States court is shown to have jurisdiction, the Irish courts will not examine the merits of the judgment obtained in the United States.

(v) Enforcement proceedings should be instituted in Ireland within six years of the date of judgment.

(vi) The procedural rules of the United States court must have been observed.

(vii) There is a practical benefit to the party in whose favor the judgment of the United States court is made in seeking to have that judgment enforced in Ireland.

There are a number of possible defenses to an application to enforce a judgment of the courts of the United States in Ireland, including the following:

(i) A judgment obtained by fraud or trick will not be enforceable.

(ii) A judgment in breach of natural or constitutional justice under Irish law will not be enforceable. This would include a failure to notify the other party of the hearing or to give the other party a fair hearing.

(iii) A judgment contrary to Irish public policy is not enforceable. This would include, for example, among other things: (x) a judgment obtained on foot of a contract recognized as illegal in Ireland such as a contract in restraint of trade or (y) a judgment granted on foot of foreign penal or revenue (tax) laws or expropriatory laws (the latter of which would include certain laws permitting the requisitioning or confiscation of property).

(iv) A judgment which is inconsistent with a prior judgment of an Irish court on the same matter is not enforceable.

(v) Jurisdiction cannot be obtained by the Irish courts over non-domiciled judgment debtors in enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Superior Courts.

(vi) A judgment will not be enforced where such judgment is shown to be erroneous by a party to the enforcement proceedings in Ireland by such party adducing new evidence which could not have been discovered using reasonable diligence prior to obtaining the judgment in the United States.

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ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

AerCap is a public limited liability company organized in the Netherlands under the Dutch Civil Code and has its statutory seat (statutaire zetel) in Amsterdam, the Netherlands.

We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States in such matters cannot automatically be recognized and enforced in the Netherlands. An application will have to be made to the competent Dutch court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can, in principle, be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) that the relevant court in the United States had jurisdiction in the matter in accordance with standards that are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy (openbare orde) of the Netherlands or the European Union, (iv) that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands and (v) the judgment is—according to the law of its country of origin—formally capable of being enforced (e.g. is readily enforceable, has not been annulled in appeal or its enforceability has not been subject to a certain time frame), but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

Enforcement of any foreign judgment in the Netherlands will be subject to the rules of Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). Judgments may be rendered in a foreign currency but enforcement is executed in euro at the applicable rate of exchange. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction if concurrent proceedings are being brought elsewhere.

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LEGAL MATTERS

The validity of the ordinary shares will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands.

EXPERTS

The consolidated financial statements of AerCap Holdings N.V. and subsidiaries as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

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DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Dutch law, AerCap is permitted to purchase directors’ and officers’ insurance. AerCap carries such insurance. In addition, the articles of association of AerCap include indemnification of its directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch law. To be entitled to indemnification, these persons must not have engaged in an act or omission of willful misconduct or bad faith. Insofar as such indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling AerCap pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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AerCap Holdings N.V.

32,400,000

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Goldman Sachs & Co. LLC	Citigroup	Barclays	BofA Securities	J.P. Morgan

            , 2023